UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2021

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ZOMEDICA CORP.

(Exact name of registrant as specified in its charter)

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Alberta, Canada	001-38298	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Phoenix Drive, Suite 125

Ann Arbor, Michigan 48108

(Address of Principal Executive Offices) (Zip Code)

(734) 369-2555

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ZOM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On October 1, 2021 (the “Effective Date”), Zomedica Inc., a wholly-owned subsidiary of Zomedica Corp. (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Branford PVT Mid-Hold, LLC (the “Seller”) pursuant to which Zomedica Inc. acquired 100% of the capital stock of Branford PVT Acquiror, Inc., a Delaware corporation (“BPA”). BPA is a holding company whose direct and indirect wholly-owned subsidiaries (collectively with BPA, the “Target”) include Georgia, United States-based Pulse Veterinary Technologies, LLC, which, together with its consolidated subsidiaries, is a leading provider of non-invasive shock wave therapy treatment devices to the veterinary industry (the “Acquisition”). The purchase price for the Acquisition was $70.9 million in cash, which was subject to adjustments based on the amount of the Target’s cash and net working capital at the closing of the Acquisition, and was funded from available cash on-hand. The Acquisition was consummated on the Effective Date.

The Purchase Agreement contains customary representations, warranties and covenants of the Seller and Zomedica Inc. The Purchase Agreement also contained indemnification provisions pursuant to which the Seller has agreed to indemnify Zomedica Inc. against certain losses, subject to the limitations set forth therein, including losses related to breaches of representations, warranties and covenants.

The Purchase Agreement is attached to this report as Exhibit 2.1 and incorporated herein by reference. The foregoing description of the Purchase Agreement and the transactions contemplated and effected thereby is not complete and is qualified in its entirety by the contents of the actual Merger Agreement.

The Purchase Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Target or Zomedica Inc. or any of their respective businesses, subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates, and were made solely for the benefit of the parties to the Purchase Agreement. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Target or Zomedica Inc. or any of their respective subsidiaries or affiliates.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On October 1, 2021, the Company issued a press release announcing the consummation of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired

In accordance with Item 9.01(a)(3) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed as necessary by amendment to this Form 8-K within 71 calendar days after the required filing date for this Current Report.

(b)           Pro forma financial information

In accordance with Item 9.01(b)(2) of Form 8-K, the financial information required by Item 9.01(b) will be filed as necessary by amendment to this Form 8-K within 71 calendar days after the required filing date for this Current Report.

(d)	Exhibit No.	Description

	2.1	Stock Purchase Agreement dated October 1, 2021 by and between Zomedica Inc. and Branford PVT Mid-Hold, LLC
	99.1	Press Release, dated October 1, 2021
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOMEDICA CORP.

Date: October 1, 2021	By:	/s/ Ann Marie Cotter
Ann Marie Cotter
Chief Financial Officer

EXHIBIT INDEX

(d)	Exhibit No.	Description

	2.1	Stock Purchase Agreement dated October 1, 2021 by and between Zomedica Inc. and Branford PVT Mid-Hold, LLC
	99.1	Press Release, dated October 1, 2021
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)